UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 12, 2013

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On  February 8, 2013, Richard K. Stoneburner, 59, was appointed to Newfield Exploration Company’s (“Newfield”) Board of Directors. Mr. Stoneburner brings more than 35 years of experience in the oil and gas industry and served as the President North America Shale Production Division for BHP Billiton Petroleum from August 2011 to December 2012. From 2009 to August 2011, Mr. Stoneburner served as President and Chief Operating Officer of Petrohawk Energy Corp., as Chief Operating Officer from 2007-2009 and led Petrohawk’s exploration activities as Vice President then Executive Vice President of Exploration from 2003-2007. Mr. Stoneburner began his career as a geologist in 1977 and held positions at Texas Oil and Gas Corp., Weber Energy Corp., Hugoton Energy Corp. and 3TEC Energy Corp. He holds a B.S. in Geological Sciences from the University of Texas and a M.S. in Geological Sciences from Wichita State University. In connection with his appointment as Director, Mr. Stoneburner was granted a restricted stock award for 1,532 shares of Newfield's common stock, which shall vest on May 1, 2013.

Item 7.01  Regulation FD Disclosure

On February 12, 2013, Newfield announced Mr. Stoneburner’s appointment to its Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	99.1	Release issued by Newfield on February 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 12, 2013	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
99.1	Release issued by Newfield on February 12, 2013

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